Exhibit 99.1

CEVA to Acquire Intrinsix Corp, Expanding its Offering to Include Full Turnkey IP Platforms

-	Extends CEVA’s market reach into the sustainable aerospace & defense markets
-	Increases CEVA’s revenue and royalty opportunity by combining IP, software and chip development for full turnkey IP platforms
-	Expands CEVA’s IP portfolio with secure processor IP and interface IP for heterogeneous SoCs targeting IoT markets

ROCKVILLE, MD, May 10, 2021 - CEVA, Inc. (NASDAQ: CEVA), the leading licensor of wireless connectivity and smart sensing technologies, today announced that it agreed to acquire Massachusetts-based Intrinsix Corp., a leading chip design specialist, for approximately $33 million in cash, subject to working capital and other customary purchase price adjustments. The closing of the acquisition is anticipated to take place during the second quarter of 2021.

The combination of Intrinsix’s broad chip design capabilities and IP together with CEVA’s leading-edge wireless connectivity and smart sensing IP enables a unique proposition of a full turnkey IP platform that lowers entry barriers for OEMs, IT companies and Tier 1s considering the development of their own advanced chips in market verticals such as 5G infrastructure, automotive, aerospace & defense, medical, robotics and Industrial IoT (IIOT).

For nearly 35 years, Intrinsix has been providing complex System-on-Chip (SoC) design expertise in the areas of RF, mixed signal, digital, software, secure processors and interface IP for Heterogenous SoCs (HSoCs), otherwise referred to as chiplets. With more than 1,500 successful designs with a customer base that includes blue chip names such as Intel, IBM, Leidos and Lockheed Martin, Intrinsix commands a strong foothold in aerospace & defense, a market that is estimated to reach $6 billion in semiconductor spending in 2022. Intrinsix is also involved in the development of chiplets and secure processors for DARPA projects.

Gideon Wertheizer, CEO of CEVA, commented: “The acquisition of Intrinsix will provide us with new growth vectors and a larger market reach. We will be able to offer our key customers a comprehensive portfolio of turnkey IP solutions that will capitalize on our off-the-shelf IP and Intrinsix’s reputable design capabilities in RF, mixed-signal, security and more. Furthermore, Intrinsix’s experience and customer base in the growing chip development programs with the U.S. Department of Defense and DARPA and its IP offerings for processor security and chiplets will extend CEVA’s serviceable market and revenue base. We are delighted to welcome the Intrinsix team to CEVA and look forward to the opportunities ahead.”

Jim Gobes, CEO of Intrinsix, stated: “This is an exciting time for the semiconductor industry, with many system companies intending to develop chips and to use IP to build a sustainable, competitive edge and to achieve differentiation. We are thrilled to be joining our development solutions with the wireless connectivity and smart sensing technologies of CEVA, a company at the forefront of the IP space. This combination creates a powerful entity with a strong IP portfolio and advanced chip design capabilities to address and accelerate the strategic need of system companies for custom semiconductors.”

Mirus Securities, Inc. acted as financial advisor to Intrinsix in connection with the transaction.

Conference Call

Further details of this transaction and related financial information will be discussed during CEVA’s first quarter 2021 earnings conference call, scheduled for today, May 10 at 8:30am Eastern. The conference call will be available via the following dial in numbers:

●	U.S. Participants: Dial 1-844-435-0316 (Access Code: CEVA)
●	International Participants: Dial +1-412-317-6365 (Access Code: CEVA)

The conference call will also be available live via webcast at the following link: https://www.webcaster4.com/Webcast/Page/984/40760. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For more information on Intrinsix, visit https://www.intrinsix.com/.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include statements regarding (i) the anticipated closing and potential timing of closing of the acquisition of Intrinsix, (ii) the potential benefits to us from the acquisition, including the benefits of Intrinsix’s capabilities and IP in combination with our IP, the expansion of our growth vectors, market reach, product offerings, serviceable market, revenue base and license capabilities, the potential licensing of our IP to the growing chip development programs with the U.S. Department of Defense and DARPA and the potential introduction of new IP platforms and solutions and (iii) trends in the semiconductor industry. The risks, uncertainties and assumptions that could cause differing CEVA results include: any failure of the closing conditions to the acquisition to be satisfied; any difficulty in integrating the acquired business; any unexpected costs or liabilities from the acquisition; the ability to leverage the synergies from the acquisition, the scope and duration of the COVID-19 pandemic; the extent and length of the restrictions associated with the COVID-19 pandemic and the impact on customers, consumer demand and the global economy generally; the ability of CEVA DSP cores and other technologies to continue to be strong growth drivers for us; our success in penetrating new markets, including in non-baseband markets, and maintaining our market position in existing markets; our ability to diversify the company's royalty streams, the ability of products incorporating our technologies to achieve market acceptance, the maturation of the chiplets, connectivity, IoT and 5G markets, the effect of intense industry competition and consolidation, global chip market trends, including supply chain issues as a result of COVID-19 and other factors, the possibility that markets for CEVA's technologies may not develop as expected or that products incorporating our technologies do not achieve market acceptance; our ability to timely and successfully develop and introduce new technologies; and general market conditions and other risks relating to our business, including, but not limited to, those that are described from time to time in our SEC filings. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About CEVA, Inc.

CEVA is the leading licensor of wireless connectivity and smart sensing technologies. We offer Digital Signal Processors, AI processors, wireless platforms and complementary software for sensor fusion, image enhancement, computer vision, voice input and artificial intelligence, all of which are key enabling technologies for a smarter, connected world. We partner with semiconductor companies and OEMs worldwide to create power-efficient, intelligent and connected devices for a range of end markets, including mobile, consumer, automotive, robotics, industrial and IoT. Our ultra-low-power IPs include comprehensive DSP-based platforms for 5G baseband processing in mobile and infrastructure, advanced imaging and computer vision for any camera-enabled device and audio/voice/speech and ultra-low power always-on/sensing applications for multiple IoT markets. For sensor fusion, our Hillcrest Labs sensor processing technologies provide a broad range of sensor fusion software and inertial measurement unit (“IMU”) solutions including hearables, wearables, AR/VR, PC, robotics, remote controls and IoT. For artificial intelligence, we offer a family of AI processors capable of handling the complete gamut of neural network workloads, on-device. For wireless IoT, we offer the industry’s most widely adopted IPs for Bluetooth (low energy and dual mode), Wi-Fi 4/5/6 (802.11n/ac/ax) and NB-IoT.

CEVA is a sustainable and environmentally conscious company, adhering to our Code of Business Conduct and Ethics. As such, we emphasize and focus on environmental preservation, recycling, the welfare of our employees and privacy – which we promote on a corporate level. At CEVA, we are committed to social responsibility, values of preservation and consciousness towards these purposes.

Visit us at www.ceva-dsp.com and follow us on Twitter, YouTube, Facebook, LinkedIn and Instagram.

For more information, contact:

CEVA Richard Kingston CEVA, Inc. +1 650-417-7976 richard.kingston@ceva-dsp.com

Andrew Town Publitek for CEVA +44 1582 390980 Andrew.town@publitek.com